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                                                                    Exhibit 99.1

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS (I) A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR (II) THERE IS AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

VOID AFTER OCTOBER 1, 2007                                         35,000 SHARES


                            NONQUALIFIED STOCK OPTION

                                       OF

                           GATEWAY ENERGY CORPORATION


      THIS CERTIFIES THAT: Robert Panico, (the "Optionholder") is entitled to subscribe for and purchase from Gateway Energy Corporation, a Delaware corporation (the "Company"), at a price of $0.53 per share the ("Exercise Price") payable in cash, check, or Common Stock of the Company, pursuant to the terms hereof, 35,000 fully paid and non-assessable shares of the Company's Common Stock, such price and such number of shares being subject to adjustment as set forth in this option.

       All Options granted to Optionee shall vest eleven thousand six hundred sixty-seven (11,667) shares for each twelve months of continuous service as Vice President of Gateway Pipeline Company by such Optionee, said period of employment having commenced on October 1, 1997. In the event of a consolidation or merger of the Company with or into another corporation, or any sale of all or substantially all of the Company's property or assets, or any liquidation of the Company, all unvested options shall become immediately vested.

       Upon delivery of this option, together with payment of the Exercise Price for the shares of Common Stock purchased, at the principal office of the Company or at such other office or agency as the Company may designate by notice in writing to the holder hereof, the Optionholder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. All shares of Common Stock which may be issued upon the exercise of this option will, upon issuance, be fully paid and non-assessable and free from all taxes, liens, charges and encumbrances with respect thereto.

       This option is subject to the following terms and conditions;

         1.  EXERCISE OF OPTION.

         (a) MANNER OF EXERCISE. This option may be exercised in whole or in part by the

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surrender of this option at the principal office of the Company and by the payment to the Company by cash, check, or Common Stock of the Company for the number of shares of Common Stock being purchased. The Company shall, as soon as practicable after such delivery, prepared a certificate for the shares of Common Stock purchased in the name of the Optionholder. Common Stock surrendered shall be valued at the average of the bid and asked price of the Common Stock on the date of exercise.

         (b) PARTIAL EXERCISE. On any partial exercise, the Company shall promptly issue and deliver to the Optionholder a new option or options of like tenor in the name of that Optionholder providing for the right to purchase that number of shares as to which this option has not been exercised.

         2. DELIVERY OF STOCK CERTIFICATES. Within a reasonable time after full or partial exercise of this option, the Company, at its expense, will cause to be issued in the name of and delivered to the Optionholder, a certificate or certificates for the number of shares of Common Stock to which the Optionholder shall be entitled upon such exercise. No fractional shares will be issued upon exercise of rights to purchase under this option. If upon any exercise of this option a fraction of a share results, the Company will pay the fair cash value of that fractional share.

         3. ANTI-DILUTION PROVISIONS. In the event of any change in capitalization effecting the Common Stock of the Company, such as a stock dividend, stock split or recapitalization, the Company shall make proportionate adjustments with respect to (i) the aggregate number of shares of Common Stock issuable upon exercise of this option, (ii) the Exercise Price, and (iii) such other matters as may be appropriate in light of the circumstances.

         4. COMPLIANCE WITH SECURITIES ACT. The Optionholder, by acceptance hereof; agrees that this option and the shares of Common Stock to be issued upon exercise hereof are being acquired for investment and that such Optionholder will not offer, sell or otherwise dispose of this option or any shares to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Act"). Certificates representing all shares (unless registered under the Act or an opinion of counsel has been given, satisfactory to the Company, that an exemption from registration under the Act is available), shall be stamped or imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS (I) A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR (II) THERE IS AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

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         5. NOTICES.

         Upon any adjustments of the Exercise Price and any increase or decrease in the number of shares of Common Stock purchasable upon the exercise of this option, then, and in each such case, the Company, within thirty (30) days thereafter, shall give written notice thereof to the registered Optionholder at the address of such Optionholder as shown on the books of the Company which notice shall state the Exercise Price as adjusted and the increased or decreased number of shares purchasable upon the exercise of this option, setting forth in reasonable detail the method of calculation of each.

         6. MISCELLANEOUS.

         (a) RESERVATION OF STOCK. The Company covenants that it will at all times reserve and keep available, solely for issuance upon exercise of this option, all shares of Common Stock from time to time issuable upon exercise of this option.

         (b) MODIFICATION. This option and any of its terms may be changed, waived, or terminated by a written instrument signed by the Company and the Optionholder.

         (c) REPLACEMENT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this option and, in the case of loss, theft, or destruction, on delivery of any indemnity agreement or bond reasonably satisfactory in form and amount to the Company or, in the case of mutilation, or surrender or cancellation of this option, the Company, at its expense will execute and deliver, in lieu of this option, a new option of like tenor.

         (d) NO RIGHTS AS STOCKHOLDER. No Optionholder, as such, shall be entitled to vote or receive dividends or be considered a stockholder of the Company for any purpose, nor shall anything in this option be construed to confer on any Optionholder as such, any rights of a stockholder of the Company or any right to vote, to give or withhold consent to any corporate action, to receive notice of meetings of stockholders, to receive dividends or otherwise.

         (e) NOTICES. Notices hereunder to the Optionholder shall be sent by certified or registered mail to the address given to the Company by the Optionholder and shall be deemed given when so mailed.

         (f) ARBITRATION. Any disputes arising out of, related to or in connection with this option shall be submitted to binding arbitration pursuant to the commercial arbitration rules of the American Arbitration Association. The parties agree that the exclusive jurisdiction and venue for (a) any such arbitration and (b) any action to compel any such arbitration shall be in the county and state of domicile of the party being served with the arbitration demand, and each party hereto hereby consents to such jurisdiction and venue for the purpose of any such arbitration or action to compel arbitration. Each party shall have thirty (30) days from the date of service of the arbitration demand to appoint an independent and neutral arbitrator. The two arbitrators appointed by the parties shall then have thirty (30) days to appoint a third arbitrator. The arbitrators shall determine the applicable substantive and procedural law for the arbitration

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proceedings, and may award reasonable attorneys' fees and actual costs incurred in connection herewith.

         (g) TRANSFERABILITY. This Option may be assigned or transferred by the Optionholder. In the event of the death or disability of the Optionholder, this Option may be exercised by any duly appointed guardian, conservator or personal representative of the estate of the Optionholder.

         IN WITNESS WHEREOF, the Company has caused this option to be signed by its duly authorized officer.

Dated: October 1, 1997

                               GATEWAY ENERGY CORPORATION

                           By: /s/
                              ----------------------------------------
                           Title: Chairman and Chief Executive Officer

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